EXHIBIT 99.1

                    FFVA FINANCIAL CORPORATION AND SUBSIDIARY




                                    Contents






                                                                       Page


Report of Independent Auditors                                          1

Consolidated Statements of Financial Condition                          2

Consolidated Statements of Changes in Stockholders' Equity              3

Consolidated Statements of Income                                       4

Consolidated Statements of Cash Flows                                   5

Notes to Consolidated Financial Statements                              7


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                                                                           -1-





                   [LETTERHEAD OF CHERRY, BEKAERT & HOLLAND]
                  [CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS]




                         Report of Independent Auditors







The Board of Directors and Stockholders
FFVA Financial Corporation
Lynchburg, Virginia


We have audited the accompanying consolidated statements of financial condition of FFVA Financial Corporation and Subsidiary as of December 31, 1996 and 1997, and the related consolidated statements of changes in stockholders' equity, income, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FFVA Financial Corporation and Subsidiary as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 16, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings per Share, at December 31, 1997. All previously reported earnings per share amounts have been restated to conform to the provisions of this new accounting standard.


                                      /s/ Cherry, Bekaert & Holland, L.L.P.


Lynchburg, Virginia
January 30, 1998


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                                                                             -2-

                    FFVA FINANCIAL CORPORATION AND SUBSIDIARY
                 Consolidated Statements of Financial Condition

                                                                                   December 31
                                                                              -------------------
                                                                                 1996      1997
                                                                              --------  ---------
                                                                             (Dollars in thousands)
Assets
   Cash and cash equivalents                                                  $  6,634  $   5,739
   Investment securities, held to maturity (estimated market of
      $36,498 and $48,804 in 1996 and 1997, respectively)                       36,290     48,333
   Investment securities, available for sale, at market                         21,652     43,132
   Investment securities, restricted, at cost                                    3,268      3,550
   Mortgage-backed securities, held to maturity (estimated market
      of $46,738 and $62,953 in 1996 and 1997, respectively)                    46,570     62,756
   Mortgage-backed securities, available for sale, at market                    84,899     71,603
   Loans receivable, net                                                       321,528    327,311
   Foreclosed real estate                                                          154       --
   Property and equipment, net                                                   6,283      5,946
   Accrued interest receivable                                                   4,054      4,619
   Prepaid expenses and other assets                                               886      5,217
   Goodwill                                                                      1,608      1,488
                                                                              --------  ---------

          Total assets                                                        $ 533,826 $ 579,694
                                                                              ========= =========


Liabilities and stockholders' equity
Liabilities
   Deposits                                                                   $397,435  $ 415,765
   Advances from Federal Home Loan Bank and other borrowed funds                60,000     82,000
   Advances from borrowers for taxes and insurance                                 917        847
   Other liabilities                                                               993      1,707
                                                                              --------  ---------

          Total liabilities                                                    459,345    500,319
                                                                              --------  ---------

Commitments and contingencies

Stockholders' equity
   Preferred stock, par value $.10.  Authorized 500,000 shares, none issued       --         --
   Common stock, par value $.10.  Authorized 11,500,000 shares, 4,692,552
      and 4,580,874 shares outstanding for 1996 and 1997, respectively             469        458
   Additional paid-in capital                                                   45,336     45,556
   Less unearned ESOP and MSBP shares                                           (3,726)    (1,750)
   Retained earnings, substantially restricted                                  31,220     33,329
   Unrealized holding gain on securities, available for sale                     1,182      1,782
                                                                              --------  ---------
          Total stockholders' equity                                            74,481     79,375
                                                                              --------  ---------

          Total liabilities and stockholders' equity                          $533,826  $ 579,694
                                                                              ========  =========


The accompanying notes are an integral part of these financial statements.

                    FFVA FINANCIAL CORPORATION AND SUBSIDIARY
           Consolidated Statements of Changes in Stockholders' Equity

                                                                       Unrealized
                                                                       Gain (Loss)
                          Common Stock                                  on Assets
                    ---------------------  Additional                    Available      Unearned    Unearned
                       Shares              Paid-in       Retained          For           ESOP        MSBP
                    Outstanding    Amount  Capital       Earnings        Sale, Net       Shares      Shares            Total
                    -----------    ------  -------     -----------    -------------     -------    ----------        ---------
                                              (Dollars in thousands, except per-share data)
Balance at
  December
  31, 1994            3,151,832     $315   $60,714        $33,822        $(1,320)       $(2,672)     $    --       $   90,859

   Net income              --        --        --           6,474            --             --            --            6,474

   Change in
     unrealized
     gain on
      assets,
      available
      for sale,
      net                  --        --        --             --           2,828            --            --            2,828

   Purchase of
     unearned
     MSBP shares           --        --        --             --             --             --         (2,276)         (2,276)

   Repurchase of
     common stock      (300,000)     (30)   (5,784)        (2,706)           --             --            --           (8,520)

   Cash dividends
     paid
     ($.60 per
     pre-split
     share)                --        --        --          (1,766)           --             --            --           (1,766)

   Allocated/
     earned
     ESOP shares           --        --        127            --             --             333           --              460
                      ---------    -----   -------        -------        -------      -------        --------       ---------
Balance at
  December 31, 1995   2,851,832      285    55,057         35,824          1,508         (2,339)       (2,276)         88,059

   Net income              --        --       --            5,463            --             --            --            5,463

   Change in
     unrealized
     gain on
     assets,
     available
     for sale, net         --        --       --              --            (326)           --            --             (326)

   Allocated/earned
     MSBP shares           --        --        (97)           --             --             --            550             453

   Repurchase of
      common stock,
      pre-split        (139,000)     (14)   (2,680)        (1,564)           --             --            --           (4,258)

   Two-for-one
     stock split      2,713,832      271      (271)           --             --             --            --             --

   Repurchase of
      common stock,
      post-split       (735,712)     (73)   (7,055)        (6,600)           --             --            --          (13,728)

   Cash dividends
      paid ($.375
      per share)           --        --        --          (1,903)           --             --            --          (1,903)

   Allocated/earned
      ESOP shares          --        --        351            --             --             339           --             690

   Exercise of
     stock options        1,600      --         31            --             --             --            --              31
                      ---------    -----   -------        -------        -------      -------        --------      ---------
Balance at
  December 31, 1996   4,692,552      469    45,336         31,220          1,182         (2,000)       (1,726)        74,481

   Net income              --        --       --            6,436            --             --            --           6,436

   Change in
      unrealized gain
      on assets,
      available for
      sale, net            --        --       --              --             600            --            --             600

   MSBP Plan:
      Issuance of
        common stock
        to MSBP Plan     56,989        6     1,996            --             --             --         (2,002)           --

      Allocated/
        earned
        MSBP shares        --        --       (743)           --             --             --          3,728          2,985

   Repurchase of
     common stock      (172,000)     (17)   (1,649)        (2,322)           --             --            --          (3,988)

   Cash dividends
      paid ($.46
      per share)           --        --       --           (2,005)           --             --            --          (2,005)

   Allocated/earned
     ESOP shares           --        --        575            --             --            250            --             825

   Exercise of
     stock options        3,333      --         41            --             --            --             --              41
                      ---------    -----   -------        -------        -------      -------        --------      ---------
Balance at
  December 31, 1997   4,580,874    $ 458   $45,556        $33,329        $ 1,782      $(1,750)       $    --       $  79,375
                      =========    =====   =======        =======        =======      =======        ========      =========

The accompanying notes are an integral part of these financial statements.



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                                                                             -4-

                    FFVA FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income


                                                                                 Year Ended December 31
                                                                               ----------------------------
                                                                                 1995       1996     1997
                                                                               -------   --------  --------
                                                                      (Dollars in thousands, except per-share data)
Interest income
   Loans                                                                       $25,140   $ 27,201  $ 28,858
   Mortgage-backed securities                                                    6,884      8,662     9,296
   U.S. Government obligations, agencies, and other investments
      including overnight deposits                                               5,659      5,130     5,669
                                                                               -------   --------  --------

          Total interest income                                                 37,683     40,993    43,823
                                                                               -------   --------  --------
Interest expense
   Deposits                                                                     17,260     18,382    19,116
   Borrowed money                                                                1,952      2,800     4,043
                                                                               -------   --------  --------

          Total interest expense                                                19,212     21,182    23,159
                                                                               -------   --------  --------

          Net interest income                                                   18,471     19,811    20,664
Provision for credit losses                                                        255         60       150
                                                                               -------   --------  --------

          Net interest income after provision for credit losses                 18,216     19,751    20,514
                                                                               -------   --------  --------
Noninterest income
   Service charges and fees on loans                                               423        456       549
   Net gain on sale of investments                                                 209        251       309
   Net gain (loss) on sale of equipment                                         (    9)         1         3
   Other income                                                                    431        613       831
                                                                               -------   --------  --------

          Total noninterest income                                               1,054      1,321     1,692
                                                                               -------   --------  --------
Noninterest expenses
   Compensation and other personnel costs                                        5,089      5,973     7,711
   Office occupancy and equipment                                                  944      1,039     1,115
   Federal insurance of accounts                                                   780        774       243
   SAIF premium assessment                                                        --        2,230      --
   Data processing                                                                 788        940       851
   Advertising                                                                     325        328       289
   Other                                                                         1,158      1,285     1,761
                                                                               -------   --------  --------

          Total noninterest expense                                              9,084     12,569    11,970
                                                                               -------   --------  --------

          Income before income tax expense                                      10,186      8,503    10,236
Income tax expense                                                               3,712      3,040     3,800
                                                                               -------   --------  --------

          Net income                                                           $ 6,474   $  5,463  $  6,436
                                                                               =======   ========  ========
Basic earnings per share                                                       $  1.11*  $   1.10  $   1.48
Diluted earnings per share                                                     $  1.10*  $   1.06  $   1.37


* Restated to reflect two-for-one stock split paid June 5, 1996


The accompanying notes are an integral part of these financial statements.


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                                                                           -5-


                    FFVA FINANCIAL CORPORATION AND SUBSIDIARY
                      Consolidated Statements of Cash Flows

                                                                        Page 1

                                                                                         Year Ended December 31
                                                                                   ---------------------------------
                                                                                     1995        1996         1997
                                                                                   --------    --------    ---------
                                                                                        (Dollars in thousands)
Operating activities
   Net income                                                                      $  6,474    $  5,463    $  6,436
   Adjustments to reconcile net income to net cash provided by operating activities
         Provision for credit losses                                                    255          60         150
         (Gain) loss on disposition of equipment                                          9          (1)         (3)
         Provision for depreciation and amortization                                    450         604         622
         Amortization of premium on sale of loans                                        26          23           8
         Deferred income taxes                                                          142         130         202
         Realized investment security gains, net                                       (209)       (251)       (309)
         (Gain) loss on sale of foreclosed real estate                                    9           2          (3)
         (Increase) decrease in interest receivable                                    (563)         38        (565)
         (Increase) decrease in other assets                                           (840)        139      (4,352)
         Increase (decrease) in other liabilities                                       778         (59)        142
                                                                                   --------    --------    --------

          Net cash provided by operating activities                                   6,531       6,148       2,328
                                                                                   --------    --------    --------
Investing activities
   Proceeds from  maturities of investment  securities,  held to  maturity           16,316       7,097      16,822
   Purchases of investment  securities,  held to maturity, and FHLB
      stock                                                                         (26,932)    (10,266)    (29,140)
  Proceeds  from  sales of  investment  securities, available for sale               21,301      22,698      12,930
  Purchases of investment  securities, available  for sale                             ( 65)     (9,842)    (33,744)
  Proceeds  from  collections  on mortgage-backed securities,held to
      maturity                                                                        6,570       6,263      10,891
   Purchase of mortgage-backed securities, held to maturity                         (19,766)    (16,887)    (27,077)
   Proceeds from sales of and collections on mortgage-backed
      securities, available for sale                                                  4,149      23,555      29,380
   Purchases of mortgage-backed securities, available for sale                      (37,622)    (29,657)    (15,527)
   Net increase in loans receivable                                                 (22,964)    (30,396)     (5,941)
   Purchases of premises and equipment                                               (1,352)     (1,101)       (166)
   Purchases of foreclosed real estate                                                 (120)       (212)       (198)
   Proceeds from sales of foreclosed real estate                                        196          56         355
   Proceeds from sales of equipment                                                     161        --             4
   Payment of branch acquisition premiums (goodwill)                                 (1,724)       --          --
                                                                                   --------    --------    --------

          Net cash used by investing activities                                     (61,852)    (38,692)    (41,411)
                                                                                   --------    --------    --------


                                   (continued)


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                                                                             -6-

                    FFVA FINANCIAL CORPORATION AND SUBSIDIARY
                      Consolidated Statements of Cash Flows

                                                                        Page 2


                                                                      Year Ended December 31
                                                                 ----------------------------------
                                                                    1995        1996        1997
                                                                  --------    --------    --------
                                                                       (Dollars in thousands)
Financing activities
   Net increase in deposit accounts                               $ 19,068    $ 19,460    $ 18,330
   Acquisition of deposits                                          21,651        --          --
   Proceeds from advances and other borrowed money                  36,880      74,980      82,020
   Repayments of advances and other borrowed money                 (18,880)    (44,230)    (60,020)
   Allocation of ESOP shares                                           460         690         825
   Repurchase of common stock                                       (8,520)    (17,986)     (3,988)
   Purchase of MSBP shares                                          (2,276)       --          --
   Payment of cash dividends                                        (1,766)     (1,903)     (2,005)
   Allocation of MSBP shares                                          --           453       2,985
   Proceeds from exercise of options                                  --            31          41
                                                                  --------    --------    --------

          Net cash provided by financing activities                 46,617      31,495      38,188
                                                                  --------    --------    --------

          Decrease in cash and cash equivalents                     (8,704)     (1,049)       (895)

Cash and cash equivalents at beginning of year                      16,387       7,683       6,634
                                                                  --------    --------    --------

Cash and cash equivalents at end of year                          $  7,683    $  6,634    $  5,739
                                                                  ========    ========    ========



Supplemental disclosures
   Gross unrealized gain on securities, available for sale        $  2,376    $  1,861    $  2,782
   Deferred income tax                                                (868)       (679)     (1,000)
                                                                  --------    --------    --------
          Net unrealized gain on securities, available for sale      1,508       1,182    $  1,782
                                                                  ========    ========    ========


   Cash paid for:
      Interest on deposits and borrowed funds                     $ 19,231    $ 21,056    $ 22,511
      Income taxes                                                   3,514       2,942       4,193




The accompanying notes are an integral part of these financial statements.

                    FFVA FINANCIAL CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        December 31, 1995, 1996 and 1997
       (Columnar dollars in notes are in thousands, except per-share data)


FFVA Financial Corporation (the "Parent" or "Corporation") is a unitary thrift holding company whose principal asset is its wholly-owned subsidiary, First Federal Savings Bank of Lynchburg (the "Bank" or "First Federal"). First Federal is a federally chartered savings bank, organized under the United States Home Owner's Loan Act. The Bank has five locations in the City of Lynchburg, Virginia, and locations at Altavista, Farmville, Keysville, Madison Heights, South Boston (2) and South Hill, Virginia. In these financial statements the consolidated group is referred to collectively as the "Company."

The Office of Thrift Supervision ("OTS") is the primary regulator for federally chartered savings associations, as well as savings and loan holding companies. The Federal Deposit Insurance Corporation ("FDIC") is the federal deposit insurance administrator for both banks and savings associations. The FDIC has specified authority to prescribe and enforce such regulations and issue such orders as it deems necessary to prevent actions or practices by savings associations that pose a serious threat to the Savings Association Insurance Fund ("SAIF").

The accounting and reporting policies of the Company and the Bank conform with generally accepted accounting principles ("GAAP"). A brief description of significant accounting policies is presented below.


Note 1 - Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of FFVA Financial Corporation and its wholly-owned subsidiary, First Federal Savings Bank of Lynchburg. All material intercompany accounts and transactions have been eliminated in the consolidation.

Reclassification of financial statement presentation

Certain reclassifications have been made to the 1995 and 1996 financial statements to conform with the 1997 financial statement presentation. Such reclassifications had no effect on net income or retained earnings as previously reported.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with maturities of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents for the years presented consisted of cash on hand, funds due from banks, and federal funds sold (overnight deposits).

                   Notes to Consolidated Financial Statements

Investment securities

The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity
Securities (SFAS 115), as of December 31, 1993. SFAS 115 requires that securities be designated in one of three categories; held to maturity, available for sale, or trading.

The Company adopted the provisions of Statement of Financial Accounting Standards No. 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments (SFAS 119), as of January 1, 1995. SFAS 119 requires information about all derivative financial instruments, including separate disclosures for instruments held or issued for trading and non-trading purposes. In addition, certain amendments have been made to SFAS 105 and SFAS 107 relating to additional disclosures for derivative financial instruments and the fair value of financial instruments.

Investment securities, held to maturity, are stated at cost, and adjusted for amortization of premium and accretion of discount using the interest method over the terms of the securities. This category of securities is not adjusted to market value as management has the ability and maintains the positive intent to hold these securities to maturity.

Mortgage-backed securities, held to maturity, represent participating interests in pools of 5 to 30-year first-mortgage loans originated and serviced by the issuers of the securities. These securities are purchased with the positive intent and ability of being held to their maturity and are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity, adjusted for prepayments.

Securities classified as available for sale consist of U.S. Government and agency securities, investment grade corporate obligations, mortgage-backed securities, other related mortgage-backed products and certain equity securities. Securities classified as available for sale are carried at their current market value. The difference between the amortized cost and current market value, net of deferred income tax, is reflected as a component of equity capital and is designated as unrealized holding gain/loss on securities available for sale. Gains or losses on disposition of securities are computed on the specific identification on the cost of each security.

Due to the nature of, and restrictions placed upon the Company's common stock investment in the Federal Home Loan Bank of Atlanta, these securities have been classified as restricted equity securities and carried at cost which approximates market. These restricted securities are not subject to the investment security classifications of SFAS 115.

Loans and allowance for credit losses

Loans receivable are stated at the amount of unpaid principal, net of participation or whole-loan interest owned by others, less the allowance for loan losses, undisbursed loans in process, and net deferred loan origination fees and discounts. The allowance for credit losses is maintained at a level considered by management to be adequate to absorb future loan losses currently inherent in the loan portfolio. Management's assessment of the adequacy of the allowance is based upon type and volume of the loan portfolio, past loan loss experience, existing and anticipated economic conditions, and other factors which deserve current recognition in estimating future loan losses. Additions to the allowance are charged to operations. Loans are charged to the allowance account, partially or wholly, at the time management determines collectibility is not probable. Recoveries on previously charged off loans are credited to the allowance account. Management's assessment of the adequacy of the allowance is subject to evaluation and adjustment by the Company's regulators.

                   Notes to Consolidated Financial Statements

Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114 (SFAS 114), Accounting by Creditors for Impairment of a Loan (as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures). The effect of adopting these new accounting standards was immaterial to the operating results of the Company for the years ended December 31, 1995, 1996 and 1997.

Foreclosed real estate

Foreclosed real estate consists of property acquired in settlement of loans, whether through actual foreclosure or in-substance foreclosure on delinquent loans. Such property is stated initially at the lower of cost or fair value, less estimated cost to sell at the date acquired.

Property, equipment and depreciation

The various classes of property are stated at cost and are depreciated by the straight-line method over estimated useful lives of 20 to 40 years for buildings and 3.5 to 10 years for furniture and equipment. Leasehold improvements are capitalized and amortized by the straight-line method over the shorter of their estimated useful lives or the terms of the leases. Repairs are expensed as incurred. The cost and accumulated depreciation of property are eliminated from the accounts upon disposal of the property, and any resulting gain or loss is included in the determination of net income.

Income taxes

Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates upon deferred taxes is recognized in income in the period that includes the enactment date.

Prior to 1996, savings banks that met certain definitional tests and other conditions prescribed by the Internal Revenue Code were allowed, within limitations, to deduct from taxable income an allowance for bad debts based on actual loss experience, a percentage of taxable income (8%) before such deduction, or an amount based on a percentage of eligible loans. The cumulative bad debt reserve, upon which no taxes have been paid, was approximately $6,265,000 as of December 31, 1997.

As a result of 1996 tax legislation, the Company will compute its tax bad debt deduction by use of the actual charge-off method, for tax years beginning with 1996. According to the legislation, "applicable excess reserves" must be recaptured as taxable income over five years beginning with fiscal year 1997. Thrifts can delay those payments by two years if they meet a residential lending requirement. The amount to be recaptured is the excess of the accumulated reserves since 1987 over the amount allowed by use of the actual charge-off method for those years. Since the Bank has provided deferred taxes on those bad debt reserves accumulated since 1987, management does not believe that the legislation will have a material effect on the Company's financial statements.

Loan origination fees, costs, discounts and premiums

Loan origination and commitment fees and certain direct loan origination costs are deferred. Upon the expiration of unfunded commitments, the related fees are recognized in income as loan fees. Loan origination fees on loans and funded commitments and their related direct costs are amortized into income on loans as yield adjustments over the contractual life of related loans using the level-yield method.

                   Notes to Consolidated Financial Statements

Discounts and premiums on loans purchased are recognized as income using the level-yield method over the average life of the loan.

Sales of foreclosed real estate

If foreclosed real estate is sold on financing terms more favorable than the prevailing market terms for loans with similar collateral, a loss is imputed and recognized in the financial statements for the year of the sale.

Advertising

The Company expenses advertising costs as incurred. Such expenses are shown in the consolidated statements of income; no amounts of advertising are carried as assets.

Conversion to stock ownership

As part of the conversion to stock form, the Company formed an ESOP for the eligible employees. The ESOP purchased common stock of the Company issued in the conversion. The purchase was funded by a loan from the Company. In accordance with generally accepted accounting principles, the unpaid balance of the ESOP loan has been eliminated from the Company's consolidated statements of financial condition. Stockholders' equity has been reduced by the aggregate purchase price of the shares owned by the ESOP net of shares that have been released. Contributions to the ESOP by the Company are made to fund the principal and interest payments on the debt of the ESOP. As of December 31, 1997, 139,934 shares had been released and 175,000 shares remain unallocated.

Impact of new accounting standards

In April 1995, the Financial Accounting Standards Board ("FASB") issued Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121). This statement established standards for recognizing and measuring the impairment of long-lived assets, certain identifiable intangibles, and goodwill, when an entity is unable to recover the carrying amount of those assets. This statement was effective for the year beginning January 1, 1996. SFAS 121 has not had a material effect on the Company's financial statements.

In October 1995, the FASB issued Accounting for Stock-Based  Compensation  (SFAS
123), which became effective for the Company beginning January 1, 1996. This statement required increased disclosure of compensation expense arising from both fixed and performance stock compensation plans. Such expense is measured as the fair value of the award at the date it is granted using an option-pricing model that takes into account the exercise price and expected volatility, expected dividends on the stock and the expected risk-free rate of return during the term of the option. The compensation cost is recognized over the service period, usually the period from the grant date to the vesting date. SFAS 123 encourages, rather than requires, companies to adopt a new method that accounts for stock compensation awards based on their estimated fair value at the date they are granted. Companies are permitted, however, to continue accounting under Accounting Principles Board ("APB") Opinion No. 25. The Company has elected to continue to apply APB Opinion No. 25 in their financial statements. Pro forma net income and earnings per share are presented in accordance with the requirements of SFAS 123 (see Note 17).

                   Notes to Consolidated Financial Statements

In June 1996, the FASB issued Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS 125). This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. In addition, a transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interest in the transferred assets is received in exchange. SFAS 125 was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. SFAS 125 has not had a material effect on the financial statements of the Company.

In February 1997, the FASB issued Earnings per Share (SFAS 128). This statement is effective for financial statements, including interim periods issued for periods ending after December 15, 1997. SFAS 128 provides for the calculation of basic and diluted earnings per share, and requires comparative information for prior periods to be restated to conform with this standard. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity, similar to fully diluted earnings per share (see Note 16). All previously reported earnings per share amounts have been restated to conform to the provisions of this new accounting standard.

In June 1997, the FASB issued Reporting Comprehensive Income (SFAS 130), which established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997, and requires comparative information for earlier years to be restated. Currently it is expected the only additional component of comprehensive income to be disclosed under the provisions of this statement is the changes in unrealized holding gains or losses on securities available for sale.

In June 1997, the FASB also issued Disclosures about Segments of an Enterprise and Related Information (SFAS 131), which changes the way public companies report information about segments of their business in annual financial statements and requires segment information in quarterly reports to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. The Company has not determined what additional disclosures may be required by the provisions of this statement.

In February 1998, the FASB issued Employers' Disclosures about Pensions and Other Postretirement Benefits (SFAS 132), which revises employers' disclosures about pension and other postretirement benefit plans. SFAS 132 does not change the measurement or recognition of those plans, but requires additional information on changes in benefit obligations and fair values of plan assets, and eliminates certain disclosures previously required by SFAS Nos. 87, 88 and
106. SFAS 132 is effective for fiscal years beginning after December 15, 1997. The Company has not determined what additional disclosures may be required by the provisions of this statement.

                   Notes to Consolidated Financial Statements


Note 2 - Merger with One Valley

On December 16, 1997, the Company entered into a definitive Agreement and Plan of Merger with One Valley Bancorp of West Virginia, Inc. ("One Valley"), providing for the merger of the Company with, and into, One Valley. One Valley is a $4.6 billion multi-bank holding company, located in Charleston, West Virginia. The agreement has been approved by the boards of directors of both companies and is subject to the approval of the shareholders of both companies and appropriate regulatory agencies. The merger is expected to be accounted for as a pooling of interest and will result in a tax-free exchange of 1.05 shares of One Valley's common stock for each share of common stock of the Company.

The Company incurred nonrecurring expenses totaling $2.1 million as a result of the signing of a definitive agreement to merge with One Valley. A total of $1.5 million of the additional expense resulted from the accelerated vesting of stock benefit plans and is included in compensation expense. The remaining $600,000 was attributable to professional fees and is included in other expense. In addition, it is estimated that another $1.1 million of merger expenses will be incurred in the first quarter of 1998.


Note 3 - Interest-earning deposits

Cash  and  cash  equivalents  included   interest-earning   federal  funds  sold
(overnight deposits) totaling $1,270,000 at December 31, 1996 and $1,410,000 at December 31, 1997.


Note 4 - Investment securities

Investments consisted of U.S. Government and agency securities, corporate, and other securities as follows:

                                                            December 31, 1996
                                                 -------------------------------------------
                                                             Gross Unrealized
                                                 Amortized  -----------------    Estimated
                                                   Costs     Gains    Losses   Market Value
                                                 ---------  -------   -------  -------------
      Held to maturity
         U.S. Government and agency obligations   $35,558   $   315   $   117     $35,756
         Other asset-backed securities                732        10      --           742
                                                  -------   -------   -------     -------

                                                  $36,290   $   325   $   117     $36,498
                                                  =======   =======   =======     =======

      Available for sale
         U.S. Government and agency obligations   $ 5,999   $    64   $  --       $ 6,063
         Corporate obligations                      9,985       126         3      10,108
         FHLMC/FNMA preferred stock and other
            corporate equity securities             5,481      --        --         5,481
                                                  -------   -------   -------     -------

                                                  $21,465   $   190   $     3     $21,652
                                                  =======   =======   =======     =======

                                                                         -13-
                   Notes to Consolidated Financial Statements

Note 4 - Investment securities (continued)

                                                                  December 31, 1997
                                                        ------------------------------------------
                                                                   Gross Unreaized
                                                        Amortized  -----------------   Estimated
                                                          Costs     Gains    Losses   Market Value
                                                        ---------  -------   -------  ------------
      Held to maturity
         U.S. Government and agency obligations          $46,443   $   476   $    28     $46,891
         Other asset-backed securities                     1,890        23      --         1,913
                                                         -------   -------   -------     -------

                                                         $48,333   $   499   $    28     $48,804
                                                         =======   =======   =======     =======

      Available for sale
         U.S. Government and agency obligations          $11,964   $    41   $     4     $12,001
         Corporate obligations                            25,243       348         3      25,588
         FHLMC/FNMA preferred stock and other
            corporate equity securities                    5,175       368      --         5,543
                                                         -------   -------   -------     -------

                                                         $42,382   $   757   $     7     $43,132
                                                         =======   =======   =======     =======

The amortized cost and estimated market value of the debt securities at December 31, 1997 are as follows. Expected maturities may differ from contractual maturities because issuers may have the right to call some obligations without penalty.

                                                       Held to Maturity          Available for Sale
                                                    -----------------------   -------------------------
                                                    Amortized   Estimated     Amortized     Estimated
                                                       Cost    Market Value      Cost      Market Value
                                                    ---------  ------------   ---------    ------------

       Due in one year or less                       $19,444     $19,509       $ 6,988       $ 7,001
       Due after one year through five years          25,181      25,568        20,073        20,269
       Due after five years through ten years           --          --           9,183         9,360
       Due after ten years                             3,708       3,727           963           959
                                                     -------     -------       -------       -------

                                                      48,333      48,804        37,207        37,589
       Other equity securities                          --          --           5,175         5,543
                                                     -------     -------       -------       -------

                                                     $48,333     $48,804       $42,382       $43,132
                                                     =======     =======       =======       =======

Note 5 - Mortgage-backed securities

The amortized costs and estimated market values of mortgage-backed securities are summarized as follows:

                                                                          December 31, 1996
                                                              ---------------------------------------------
                                                                           Gross Unrealized
                                                              Amortized  -------------------    Estimated
                                                                Costs     Gains      Losses    Market Value
                                                                -----     -----      ------    ------------

       Mortgage-backed securities, held to maturity           $ 46,570   $    484   $    316    $ 46,738
       Mortgage-backed securities, available for sale           83,224      1,756         81      84,899
                                                              --------   --------   --------    --------

                                                              $129,794   $  2,240   $    397    $131,637
                                                              ========   ========   ========    ========

                   Notes to Consolidated Financial Statements

                                                                   December 31, 1997
                                                        ---------------------------------------------
                                                                    Gross Unrealized
                                                        Amortized  -------------------    Estimated
                                                          Costs     Gains      Losses    Market Value
                                                        ---------  --------   --------   ------------

       Mortgage-backed securities, held to maturity     $ 62,756   $    389   $    192     $ 62,953
       Mortgage-backed securities, available for sale     69,571      2,032       --         71,603
                                                        --------   --------   --------     --------

                                                        $132,327   $  2,421   $    192     $134,556
                                                        ========   ========   ========     ========

Gross realized gains and gross realized losses on sales of available-for-sale securities were as follows:

                                                  1995     1996       1997
                                                 ------   -------    -------
      Gross realized gains
         U.S. Government and agency securities   $  215   $   135    $     9
         Mortgage-backed securities                 --         99        200
         Option fees earned                         --         42        --
         Corporate equity securities                --        --         107
                                                 ------   -------    -------
                                                 $  215   $   276    $   316
                                                 ======   =======    =======

      Gross realized losses
         U.S. Government and agency securities   $    6   $   25     $    7
                                                 ======   ======     ======


      Approximate income tax on net gains        $   76   $   90     $  111
                                                 ======   ======     ======

Note 6 - Loans receivable

Loans receivable at the end of each year were as follows:

                                                        December 31
                                                   ----------------------
                                                      1996         1997
                                                   ---------    ---------
      Mortgage loans:
         Residential, one to four family           $ 236,094    $ 234,216
         Residential, multi-family                    15,226       15,658
         Construction                                 12,554        9,048
         Land and land development loans               1,939        1,942
         Commercial                                   31,149       29,683

      Other loans:
         Consumer loans                               31,097       42,091
         Loans to depositors secured by savings        1,292        1,261
                                                   ---------    ---------

                Total                                329,351      333,899
      Less:
         Undisbursed portion of loans in process      (3,533)      (2,165)
         Deferred loan fees and costs, net              (980)      (1,061)
         Allowance for credit losses                  (3,310)      (3,362)
                                                   ---------    ---------

                Total                              $ 321,528    $ 327,311
                                                   =========    =========

                   Notes to Consolidated Financial Statements

Residential real estate loans have been pledged under a blanket floating lien to the Federal Home Loan Bank of Atlanta as collateral for advances from that bank (see Note 12).

An analysis of the allowance for credit losses is as follows:

                                             Year Ended December 31
                                           ---------------------------
                                              1995      1996     1997
                                           --------- -------  --------

Balance at beginning of year                 $ 3,054 $ 3,217   $3,310
Provision charged to operations                  255      60      150
Loans charged off                             (  154) (   27)   ( 100)
Recoveries of loans charged off                   62      60        2
                                             -------   ------  -------

          Balance at end of year             $ 3,217 $ 3,310   $3,362
                                             =======   ======  =======


The Company evaluates impairment of its residential mortgage and consumer loans on a collective basis. Commercial loans are individually evaluated. At December 31, 1996 and 1997, the Company had no loans that were specifically classified as impaired.

Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

This activity resulted in lost income shown as follows:

                                                                           1995     1996     1997
                                                                          -------  ------- --------
      Interest removed on non-accrued loans or not accrued on loans
         under foreclosure                                                $  151   $   35   $   20
      Net interest reserved (recovered) on delinquent loans                (  89)  (   92)  (    5)
                                                                           ------   ------   ------

                Reduced (recovered) income                                $   62   $(   57) $   15
                                                                           =====    ======   =====


Note 7 - Loan servicing

Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans are summarized as follows:
                                        December 31
                                  -------------------------
                                   1995     1996     1997
                                  -------  -------  -------

      FHLMC                       $ 6,961  $ 5,821  $ 4,248
      Other investors                  86       85       79
                                   ------   ------   ------

                                  $ 7,047  $ 5,906  $ 4,327
                                   ======   ======   ======

Custodial escrow balances maintained in connection with the foregoing loan servicing were $57,000 and $40,000 at December 31, 1996 and 1997, respectively.

                   Notes to Consolidated Financial Statements


Note 8 - Foreclosed real estate

Foreclosed real estate acquired in settlement of loans, at the lower of cost or fair value, totaled $154,000 at December 31, 1996 and $-0- at December 31, 1997.

The net gain (loss) on foreclosed real estate consisted of:

                                                             Year Ended December 31
                                                            --------------------------
                                                             1995     1996     1997
                                                            -------- -------- --------

      Maintenance, utilities, taxes and insurance           $(    2) $ -      $(    4)
      Net gain (loss) on sale of foreclosed real estate      (    9)  (    2)       7
                                                             ------   ------   -------

                Net gain (loss)                             $(   11) $(    2) $     3
                                                             ======   ======   =======


Note 9 - Property, equipment and depreciation

Property and equipment were as follows:

                                                                      December 31
                                                                  -------------------
                                                                   1996       1997
                                                                  --------- ---------

      Land                                                        $   1,474 $   1,474
      Building                                                        4,586     4,589
      Leasehold improvements                                             24        19
      Furniture, fixtures and equipment                               3,463     3,622
      Autos                                                              83        73
                                                                   --------   -------

                                                                      9,630     9,777
      Less accumulated depreciation                                   3,347     3,831
                                                                   --------   -------

                Net property and equipment                        $   6,283 $   5,946
                                                                   ========   =======

Depreciation  expense was  $406,000,  $484,000 and  $502,000 for 1995,  1996 and
1997, respectively.


Note 10 - Accrued interest receivable

Accrued interest receivable was as follows:

                                                                     December 31
                                                                  -------------------
                                                                    1996       1997
                                                                  ---------   -------

       Interest on loans                                          $   2,147   $ 2,139
       Interest and dividends on investment securities                1,065     1,663
       Interest on mortgage-backed securities                           842       817
                                                                   --------   -------

                                                                  $   4,054   $ 4,619
                                                                   ========    ======


                      Notes to Consolidated Financial Statements


Note 11 - Deposits

Savings deposits, summarized by interest rate, were as follows:

                                                                      December 31
                                                                  -------------------
                                                                    1996       1997
                                                                  ---------  --------
      Negotiable order of withdrawal deposits
         2.25% to 4.89%                                           $  76,692  $ 79,997
         Non-interest bearing                                         6,790     9,657
                                                                   --------   -------

                Total NOW deposits                                   83,482    89,654

      Passbook and statement deposits, 3.00%                         34,520    37,343
      Certificates of deposit                                       279,433   288,768
                                                                   --------   -------

                                                                  $ 397,435  $415,765
                                                                   ========   =======

Certain large certificates of deposit, including municipal deposits, are collateralized by investment securities with market values at December 31, 1996 and 1997 of approximately $1,424,000 and $1,252,000, respectively.

The aggregate amounts of certificates of deposit with denominations of $100,000 or more were $40,589,000 and $43,182,000 at December 31, 1996 and 1997,
respectively.

At December 31, 1997, scheduled maturities of certificates of deposit by actual maturity for fixed-rate certificates and by the next repricing date for variable-rate certificates and the weighted-average-contract rates were as follows:

                                          Weighted-
                Maturity in              Average Rate                Balance
                -----------              ------------                -------

              One year or less              5.355%                $  173,616
             One to three years             5.972%                    98,035
          More than three years             5.822%                    17,117
                                                                   ---------

                                                                  $  288,768
                                                                   =========

Note 12 - Borrowed funds

At December 31, 1997, the Company had $67,000,000 in outstanding advances from the Federal Home Loan Bank of Atlanta (FHLB - Atlanta) and $15,000,000 in outstanding reverse repurchase agreements.

The following table sets forth certain information regarding advances and other borrowings at the dates or for the periods indicated:

                                                                         Year Ended Dezcember 31
                                                                         -----------------------
                                                                            1996         1997
                                                                         ---------     ---------

Average balance outstanding                                                $50,236     $71,994
Maximum amount outstanding at any month-end during the period               60,000      82,000
Balance outstanding at end of period                                        60,000      82,000
Weighted-average interest rate during the period                             5.57%       5.62%
Weighted-average interest rate at the end of period                          5.69%       5.41%


                   Notes to Consolidated Financial Statements

The following table sets forth the repayment schedule at December 31, 1997, which includes interest rates and amounts due by year:

             Year Due                    Interest Rate             Amount
             --------                    -------------             ------

               1998                         5.20%               $    57,000
               2000                         5.88%                    25,000
                                                                  ---------

                                                                $    82,000
                                                                  =========

Residential real estate loans aggregating $89,333,000 at December 31, 1997, have been pledged as collateral for advances from the FHLB - Atlanta under a blanket floating lien agreement.

The par value of the mortgage-backed securities collateralizing the reverse repurchase agreements was $16,025,000 at December 31, 1997.


Note 13 - SAIF premium assessment

Pursuant to the Economic Growth and Paperwork Reduction Act of 1996 (the "Act"), the FDIC imposed a special assessment on SAIF members to capitalize the SAIF at the designated reserve level of 1.25% of insured deposits as of September 30, 1996. Based on the Company's deposits as of March 31, 1995, the date for measuring the amount of the special assessment pursuant to the Act, the Company paid a special assessment of $2,230,000 on November 27, 1996 to capitalize the SAIF. The FDIC has lowered the premium for deposit insurance to a level necessary to maintain the SAIF at its required reserve level.


Note 14 - Income taxes

The provision for income taxes is summarized as follows:

                                                           Year Ended December 31
                                                       ------------------------------
                                                           1995      1996       1997
                                                       ------------------------------

      Federal                                          $   3,293  $   2,565 $   2,396
      State                                                  277        345       284
                                                         -------   --------   -------

                                                           3,570      2,910     2,680

      Tax effect of stock plan allocations                   -          -         918
      Deferred tax expense                                   142        130       202
                                                         -------   --------   -------

                Total provision for income taxes       $   3,712  $   3,040 $   3,800
                                                         =======   ========   =======

                   Notes to Consolidated Financial Statements

The provision for income tax expense differs from that computed at the statutory tax rate as follows:

                                                                   Year Ended December 31
                                                    -----------------------------------------------------
                                                            Amount              Percent of Pretax Income
                                                    -------------------------   -------------------------
                                                     1995     1996     1997        1995   1996   1997
                                                    -------------------------     ------  -----  -----

Tax at statutory rate                               $3,463   $2,891   $3,480        34.0   34.0   34.0
Increase (decrease) in taxes resulting from:
   State income taxes, net of federal tax benefit      183      228      187         1.8    2.7    1.8
   Other                                                66   (   79)     133          .6  (  .9)   1.3
                                                    ------   ------     ----        ----  -----   ----

            Income tax expense                      $3,712   $3,040   $3,800        36.4   35.8   37.1
                                                    ======   ======   ======        ====   ====   ====


The significant components of the net deferred tax (liability) asset are listed as follows:

                                                                       December 31
                                                                  --------------------
                                                                      1996      1997
                                                                  ---------  ---------
      Components of the deferred tax asset
         Tax bad debt reserves                                    $     727  $    765
         Deferred income                                                150        95
         Stock bonus plan                                               163        21
                                                                    -------    ------

                                                                      1,040       881
      Valuation allowance                                              -         -
                                                                   --------    ------

                Total deferred tax asset                              1,040       881
                                                                   --------    ------

      Components of the deferred tax liability
         Accelerated depreciation                                  (    281)  (   309)
         Loan sale imputed gain                                    (      8)  (     4)
         Pension expense                                           (     51)  (    70)
         Unrealized appreciation on securities, available for sale (    679)  ( 1,000)
                                                                   --------   -------

                Total deferred tax liability                       (  1,019)  ( 1,383)
                                                                   --------   -------

                Net deferred tax (liability) asset                $      21  $(   502)
                                                                  =========  ========

The Company's federal income tax returns have been examined by tax authorities through 1992.

                   Notes to Consolidated Financial Statements


Note 15 - Restricted retained earnings

In accordance with the current regulations concerning conversion from a mutual to a stock organization, the Bank was required to establish a liquidation account equal to its net worth as of the latest statement of financial condition contained in the final offering circular. Such liquidation account is to be maintained, as of the eligibility record date December 31, 1992, for the benefit of depositors who continue to maintain their deposits in the Bank after the conversion, in the event of a complete liquidation of the Bank. If, however, on any annual closing date of the Bank subsequent to December 31, 1992, the amount in any deposit account is less than the amount in such deposit account on December 31, 1992, then the interest in the liquidation account relating to such deposit account would be reduced by the amount of such reduction, and such interest will cease to exist if such deposit account is closed. The Bank may not declare or pay a cash dividend, or repurchase any of its capital stock if the effect thereof would cause the net worth of the Bank to be reduced below either the amount required for the liquidation account or the minimum regulatory capital requirements. At December 31, 1997, the unadjusted liquidation account totaled $30,017,000, and minimum regulatory capital was $24,161,000.


Note 16 - Earnings per share

The following table sets forth the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations:

                                                                   Year Ended December 31
                                                         -----------------------------------------
                                                             1995            1996          1997
                                                         -----------    -----------    -----------
   Numerator:
(a)Net income available to shareholders                  $     6,474    $     5,463    $     6,436
                                                         ===========    ===========    ===========


   Denominator:
   Weighted-average shares outstanding                     6,074,184      5,211,750      4,548,360
   Less: ESOP weighted-average shares                       (266,060)      (231,031)      (198,981)
                                                         -----------    -----------    -----------

(b)Basic EPS weighted-average shares outstanding           5,808,124      4,980,719      4,349,379

   Effect of dilutive securities:
   Incremental shares attributable to the Stock Option
      Plan and Management Stock Bonus Plan                    62,743        168,988        342,283
                                                         -----------    -----------    -----------

(c)Diluted EPS weighted-average shares outstanding         5,870,867      5,149,707      4,691,662


   Basic earnings per share (a/b)                        $      1.11    $      1.10    $      1.48
                                                         ===========    ===========    ===========

   Diluted earnings per share (a/c)                      $      1.10    $      1.06    $      1.37
                                                         ===========    ===========    ===========

Earnings per share amounts for 1995 and 1996 have been restated to comply with the provisions of SFAS 128.

                      Notes to Consolidated Financial Statements


Note 17 - Retirement plans and employee benefit programs

The Company has a noncontributory defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum amount allowed by law. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

Net periodic pension cost for 1995, 1996 and 1997 include the following components based on the actuaries' report:

                                                             Year Ended December 31
                                                         --------------------------------
                                                           1995        1996        1997
                                                         -------   ---------   ----------

      Service cost, benefits earned during the period    $   203   $     245   $     287
      Interest cost on projected benefit obligation          324         375         421
      Actual return on plan assets                        (  257)   (    327)   (    412)
      Net amortization and deferral                           58          58          92
                                                         --------    --------    --------

                Net periodic pension cost                $   328   $     351   $     388
                                                         =======   =========   =========

The following table sets forth the funded status of the plan and the amounts recognized in the Company's statements of financial condition:

                                                                                 December 31
                                                                      ------------------------------
                                                                        1995       1996       1997
                                                                      -------   ---------   --------
   Accumulated benefit obligation including $2,995,000,
      $3,489,000, and $4,105,000 in vested benefits                   $ 3,124   $   3,641   $  4,291
   Additional benefits due to projected future compensation levels      1,700       1,921      2,272
                                                                      ---------  --------   --------

             Projected benefit obligation                               4,824       5,562      6,563
                                                                     --------    --------    -------

   Plan assets at fair value                                            4,398       5,078      5,856 *
                                                                     --------    --------    -------

   Projected benefit obligation in excess of plan assets               (  426)    (   484)  (    707)
   Unrecognized prior service cost                                        742         676        611
   Unrecognized net (gain) loss                                        (  129)         34        366
   Unrecognized transitional asset                                     (   92)    (    84)  (     76)
                                                                      ---------  --------   --------

            Prepaid pension cost                                      $    95   $     142   $    194
                                                                       ======    ========    =======

* Includes $604,000 of savings deposits in the Bank at December 31, 1997.

Assumptions used in determining the net periodic pension cost were:

                                                              1995     1996    1997
                                                             ------  -------  -------

      Discount rate                                           7.5%     7.5%    7.25%
      Rate of increase in compensation levels                 6.0%     6.0%    6.00%
      Expected long-term rate of return on assets             7.5%     7.5%    7.50%

                   Notes to Consolidated Financial Statements

Employee stock ownership plan

The Company has an ESOP covering all full-time employees, over the age of 21, with at least one year of service. The ESOP borrowed funds from the Company to purchase 314,934 post-split shares of the Company's common stock, the loan being collateralized by the common stock. Contributions by the Company, along with dividends received on unallocated shares, are used to repay the loan with shares being released from the Company's lien proportional to the loan repayments. Annually on December 31, the released shares are allocated to the participants in the same proportion that their wages bear to the total compensation of all the participants. A total of 33,852 and 25,000 shares of the Company's common stock were released for allocation to the plan participants during the years ended December 31, 1996 and 1997, respectively.

The Company accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the shares pledged as collateral are reported as a reduction of stockholders' equity in the consolidated statements of financial condition. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt. The total amount charged to expense for the years ended December 31, 1996 and 1997, based on SOP No. 93-6, was $690,000 and $825,000, respectively. The fair value of the 175,000 unearned ESOP shares at December 31, 1997 was $6,847,000.

Recognition and retention plan

The  stockholders  approved the  establishment  of a Management Stock Bonus Plan
(MSBP) and Trust (the plan) on April 27, 1995. During 1995, the Bank purchased 160,000 post-split shares of the Company's common stock at an average adjusted price of $14.25 per share to be awarded to directors, officers and employees in accordance with the provision of the plan.

All shares which had been previously awarded to directors, officers, and employees became fully vested on December 16, 1997, the date of the signing of a definitive merger agreement with One Valley. In addition, the Company issued 56,989 shares to the MSBP Trust in conjunction with the vesting of the awards. For the years ended December 31, 1995, 1996 and 1997, the amounts included in compensation expense were $453,000, $628,000 and $2,072,000, respectively.

                                                               Awarded
                                                                Shares
                                                              ---------

      Balance at December 31, 1995                              123,544
           Granted                                                 -
           Vested                                             (  24,714)
           Forfeiture                                         (     838)
           Two-for-one stock split                               98,000
                                                               --------

      Balance at December 31, 1996                              195,992
           Granted                                                 -
           Vested                                             ( 195,992)
           Forfeiture                                              -
                                                               --------

      Balance at December 31, 1997                                 -
                                                               ========

                      Notes to Consolidated Financial Statements

Stock option plans

The stockholders also approved the establishment of a stock option plan on April 27, 1995 for directors, officers and employees. The exercise price under the plan is $12.50 per share, the fair market price, adjusted for the stock split, on the date of the grant. Both non-incentive stock options and incentive stock options were granted under the plan. Rights to exercise options granted were scheduled to vest at the rate of 20% per year. On December 16, 1997, all awarded options became fully vested and exercisable as a result of the signing of the definitive merger agreement with One Valley. A summary of the stock option activity is as follows:

                                               Options      Vested and
                                               Outstanding  Exercisable
                                               -----------  -----------

      Balance at December 31, 1995                308,884       -
           Granted                                   -          -
           Vested                              (   61,777)    61,777
           Exercised                                 -      (  4,333)
           Forfeiture                          (    2,096)      -
           Two-for-one stock split                245,011     60,777
                                               ----------   --------

      Balance at December 31, 1996                490,022    118,221
           Granted                                   -          -
           Vested                              (  490,022)   490,022
           Exercised                                -       (  4,381)
           Forfeiture                               -           -
                                               ----------  ---------

      Balance at December 31, 1997                  -        603,862
                                               ==========  =========

The Company applies APB Opinion 25 in accounting for employee stock option plans. Accordingly, no compensation costs have been recognized in 1996 and 1997.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.89%; dividend yields of 3.20%; volatility factor of 27%; and a weighted-average expected life of the option of 6.76 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                   Notes to Consolidated Financial Statements

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                  1995     1996     1997
                                                 -------  -------  -------

      Pro forma net income                       $ 5,908  $ 4,865  $ 5,854
      Pro forma earnings per share
         Basic                                   $  1.02  $   .98  $  1.35
         Diluted                                 $  1.01  $   .94  $  1.25


Note 18 - Commitments and contingencies

The Company is lessee under a ten-year lease, effective January 1991, for its branch bank space in River Ridge Mall, Lynchburg, Virginia. Base rent is due monthly in advance. Rent may be increased due to increases in real estate taxes and insurance. In addition to rent, monthly charges for the marketing fund and pro rata utilities are billed to the Company. The minimum annual rental commitment under the above noncancelable lease is $34,200 through December 31, 2000. Total rent expense in 1995, 1996 and 1997 for all cancelable and noncancelable leases was $55,000, $59,000 and $59,000, respectively.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments as follows. The Company uses the same credit policies in making commitments and conditional obligations as it does for on- balance sheet instruments.

                                                                         Contract or Notional Amount
                                                                         ---------------------------
                                                                                 December 31
                                                                           -----------------------
                                                                               1996        1997
                                                                           --------      ---------
      Financial instruments whose contract amounts represent credit risk
         Commitments to finance real estate acquisitions and construction $   3,962      $   3,274
         Unfunded lines-of-credit                                            19,955         21,045
                                                                           --------      ---------

                                                                          $  23,917      $  24,319
                                                                           ========       ========

                   Notes to Consolidated Financial Statements

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral normally consists of real property. In addition, the Company had undisbursed commitments on construction loans of $3,533,000 and $2,165,00 at December 31, 1996 and 1997, respectively.

Fixed rate loan commitments totaled $2,070,000, and adjustable rate loan commitments totaled $1,204,000 at December 31, 1997. All present outstanding commitments expire in 90 days or less.

The Company had issued $791,000 and $1,153,000 in standby letters of credit as of December 31, 1996 and 1997, respectively; a portion of which is collateralized by cash on deposit with the Company. A standby letter of credit represents a potential liability of the Company in the event that certain contractual obligations of the Company's loan customers are not met, but the Company does not expect to fund these letters of credit.

There were no outstanding commitments to purchase or sell securities at December 31, 1997.


Note 19 - Financial instruments with off-balance-sheet risk

During 1996, the Company entered into interest rate swap agreements ("swaps") for purposes of managing its interest rate sensitivity. The Company designates swaps to on-balance-sheet instruments to alter the interest rate characteristics of such instruments and to modify interest rate sensitivity. Swaps involve the periodic exchange of payments over the life of the agreements. Amounts received or paid on swaps are used to manage interest rate sensitivity. At December 31, 1997, the Company had two swap agreements outstanding, the net effect of which is to effectively convert $7.0 million of variable rate FHLB advances to a fixed rate of 5.20% until January 1998 and $8.0 million of variable rate FHLB advances to a fixed rate of 5.27% until February 1999. Changes in the fair value of swaps are not reflected in the accompanying financial statements. The estimated fair value of these instruments was $245,000 at December 31, 1996 and $80,000 at December 31, 1997.

The Company's credit exposure on swaps is limited to the value of the swaps that have become favorable to the Company in the event of nonperformance by the counterparties. The Company does not require collateral from counterparties on its existing agreements. The Company actively monitors the credit ratings of counterparties and does not anticipate nonperformance by the counterparties with which it transacts its swaps.


Note 20 - Significant group concentrations of credit risk

The Company grants residential, commercial, and installment loans to customers mainly in the Central and Southside regions of Virginia. The Company has a loan portfolio, consisting principally of residential mortgage loans and is not dependent upon any particular economic sector although the portfolio as a whole may be affected by general economic factors of the Central and Southside Virginia regions.

                   Notes to Consolidated Financial Statements

The Company maintains cash balances at several financial institutions located within its market area. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregated $3,342,000 at December 31, 1996 and $4,983,000 at December 31, 1997. The Company
has invested in bonds issued by major national corporations. Such corporate bond investments, with par values aggregating $9,000,000 at December 31, 1996 and $23,000,000 at December 31, 1997, have been limited to $3,000,000 par value in any one issuer.


Note 21 - Related-party transactions

The Company has made loans in the ordinary course of business to various officers and directors generally collateralized by the individuals' personal residences or by savings accounts in the Savings Bank. The aggregate balances of such loans which exceed $60,000 in aggregate outstanding amount to any executive officer or director is summarized as follows:

                                                     1996      1997
                                                   --------  --------

      Beginning balance                            $    272  $    247
      Additions                                         -          75
      Repayments                                    (    25)  (    30)
                                                    --------  -------

                Ending balance                     $    247  $    292
                                                    =======    ======


Note 22 - Regulatory capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

As of the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank is required by the Office of Thrift Supervision to maintain capital at least sufficient to meet three requirements: tangible capital, core capital, and risk-based capital. Management has determined that the Bank's capital meets and exceeds all three capital requirements shown as follows as of December 31, 1996 and 1997.

                      Notes to Consolidated Financial Statements

Tangible and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

                                                       First Federal Savings Bank
                                       ----------------------------------------------------------
                                        Tangible Capital     Core Capital      Risk-Based Capital
                                        ----------------     ------------      ------------------
December 31, 1996
   GAAP Capital                         $55,763          $  55,763          $  55,763
   Unrealized gain on securities,
      available for sale                 (1,182)            (1,182)            (1,182)
   Goodwill and other intangible assets  (1,608)            (1,608)            (1,608)
   Qualifying general loan allowance        -                  -                3,281
                                       --------           --------            -------

          Regulatory capital computed    52,973    9.95%    52,973     9.95%   56,254      20.60%

   Minimum capital requirement            7,984    1.50     15,967     3.00    21,846       8.00
                                        -------  ------  ---------   ------    ------     ------

          Regulatory capital excess     $44,989    8.45% $  37,006     6.95% $ 34,408      12.60%
                                        =======  ======  =========   ======   =======     ======

                                                      First Federal Savings Bank
                                        -----------------------------------------------------------
                                         Tangible Capital     Core Capital       Risk-Based Capital
                                         ----------------     ------------       ------------------

December 31, 1997
   GAAP Capital                         $  62,546          $  62,546          $  62,546
   Unrealized gain on securities,
      available for sale                   (1,657)            (1,657)            (1,657)
   Goodwill and other intangible assets    (1,488)            (1,488)            (1,488)
   Qualifying general loan allowance         -                  -                 3,351
                                         --------          ---------          ---------

          Regulatory capital computed      59,401   10.35%    59,401   10.35%    62,752    20.78%

   Minimum capital requirement              8,611    1.50     17,222    3.00     24,161     8.00
                                          -------  ------  ---------  ------  ---------   ------

          Regulatory capital excess       $50,790    8.85% $  42,179    7.35% $  38,591    12.78%
                                          =======  ======  =========  ======  =========    =====

                   Notes to Consolidated Financial Statements


Note 23 - Disclosures about fair value of financial instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and short-term investments

For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

Investment securities and mortgage-backed securities

The fair value of investment securities and mortgage-backed securities is determined by reference to exchange or dealer-quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans receivable

For certain homogeneous categories of loans, such as some residential mortgages and consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposit liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Long-term debt

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments  to  extend  credit,   standby  letters  of  credit,  and  financial
guarantees written

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit-worthiness of the counter-parties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counter-parties at the reporting date.

                   Notes to Consolidated Financial Statements

The estimated fair values of the Company's financial instruments are as follows:

                                              December 31, 1996    December 31, 1997
                                              -----------------    -----------------
                                              Carrying     Fair     Carrying    Fair
                                               Amount     Value     Amount     Value
                                               ------     -----     ------     -----
      Financial assets
         Cash and cash equivalents           $   6,634 $   6,634  $   5,739 $   5,739
         Investment securities                  61,210    61,418     95,015    95,486
         Mortgage-backed securities            131,469   131,637    134,359   134,556
         Loans receivable, net                 321,528   326,366    327,311   334,157

      Financial liabilities
         Deposits                              397,435   397,640    415,765   416,137
         Advances from Federal Home Loan Bank
            and other borrowed funds            60,000    60,017     82,000    82,385

      Unrecognized financial instruments
         Standby letters of credit issued        -           791      -         1,153
         Interest rate swaps                     -           245      -            80


Note 24 - Condensed parent company information

The following shows FFVA Financial Corporation's condensed financial condition as of and for the years ended December 31, 1996 and 1997 and operations and cash flows for the years 1995, 1996 and 1997:


                                 Balance Sheets

                                                                   1996       1997
                                                                   ----       ----
      Assets
         Cash                                                     $     443 $     964
         Investments                                                    490     2,370
         Investment in bank subsidiary                               52,037    60,796
         Loan to bank subsidiary's ESOP                               2,000     1,750
         Note receivable from bank subsidiary                        19,000    13,000
         Other assets                                                   511       568
                                                                   --------   -------

                Total assets                                      $  74,481 $  79,448
                                                                   ========   =======


      Liabilities and stockholders' equity
         Liabilities                                              $   -     $      73
         Stockholders' equity                                        74,481    79,375
                                                                   --------   -------

                Total liabilities and stockholders' equity        $  74,481 $  79,448
                                                                   ========   =======

                   Notes to Consolidated Financial Statements

                              Statements of Income

                                                                      1995       1996      1997
                                                                   ---------   -------   --------

      Dividends from bank subsidiary                               $     -     $20,000   $    -
      Interest income                                                  1,750       803      1,066
      Other income                                                       -           6        161
                                                                   ---------   -------   --------

                                                                       1,750    20,809      1,227

      Noninterest expense                                                141       163        699
                                                                   ---------   -------   --------

                Income before income tax expense and equity
                   in undistributed earnings of subsidiary             1,609    20,646        528

      Income tax expense                                                 612       246        400
                                                                   ---------   -------   --------

                Income before equity in undistributed earnings
                   of subsidiary                                         997    20,400        128

      Equity in undistributed earnings of subsidiary                   5,477     5,063      6,308

      Distribution of subsidiary retained earnings                       -     (20,000)       -
                                                                   ---------   --------  --------

                Net income                                         $   6,474   $ 5,463   $  6,436
                                                                    ========   =======   ========

                   Notes to Consolidated Financial Statements

                            Statements of Cash Flows


                                                                                 1995      1996       1997
                                                                               --------  ---------  ---------
      Cash flows from operating activities
         Net income                                                            $  6,474   $  5,463  $  6,436
         Adjustments to reconcile net income to net cash provided by operating activities
               Equity in undistributed earnings of subsidiary                   ( 5,477)   ( 5,063)  ( 6,308)
               Dividend from subsidiary                                             -       20,000       -
               Realized investment security gains, net                              -          -     (   107)
               Increase (decrease) in other liabilities                         (    73)       -           3
               Increase in other assets                                         (    33)   (    97)  (   225)
                                                                               --------   --------- ---------

                Net cash provided by (used in) operations                           891     20,303   (   201)
                                                                               --------   --------- ---------

      Cash flows from investing activities
         Net (increase) decrease in loans receivable                              9,333    (    661)   6,250
         Purchase of investment securities                                      (    65)   (    425) ( 2,000)
         Proceeds from sale of investment securities                                -          -         422
                                                                               --------   ---------  --------

                Net cash provided by (used in) investing activities               9,268    (  1,086)   4,672
                                                                               --------   ---------  --------

      Cash flows from financing activities
         Proceeds from exercise of stock options                                    -            31        41
         Issuance of MSBP shares                                                    -           -       2,002
         Repurchase of common stock                                             ( 8,520)   ( 17,986)  ( 3,988)
         Payment of cash dividends                                              ( 1,766)   (  1,903)  ( 2,005)
                                                                               --------   ---------  ---------

                Net cash used in financing activities                           (10,286)   ( 19,858)  ( 3,950)
                                                                               --------   ---------  --------

                Net increase (decrease) in cash and cash equivalents            (   127)   (    641)      521

      Cash and cash equivalents at beginning of year                              1,211       1,084       443
                                                                               --------   ---------  --------

      Cash and cash equivalents at end of year                                 $  1,084   $     443  $    964
                                                                               ========   =========  ========

                   Notes to Consolidated Financial Statements


Note 25 - Quarterly condensed consolidated statements of income - unaudited

                                                                                               1996
                                                                            -----------------------------------------
                                                                              First     Second     Third     Fourth
                                                                             Quarter    Quarter   Quarter    Quarter
                                                                             -------    -------   -------    -------

Interest income                                                             $   9,986 $  10,155  $  10,407 $  10,445
Interest expense                                                                5,199     5,215      5,361     5,407
                                                                             --------   -------   --------   -------

          Net interest income                                                   4,787     4,940      5,046     5,038
Provision for credit losses                                                        60      --         --        --
                                                                             --------   -------   --------   -------

          Net interest income after provision for credit losses                 4,727     4,940      5,046     5,038
Net gain on sale of investments                                                    91      --            9       151
Noninterest income                                                                242       290        262       276
Noninterest expense                                                             2,569     2,631      4,753     2,616
                                                                             --------   -------   --------   -------
          Income before income tax expense                                      2,491     2,599        564     2,849
Income tax expense                                                                882       889        206     1,063
                                                                             --------   -------   --------   -------

          Net income                                                        $   1,609   $ 1,710    $   358   $ 1,786
                                                                               ======    ======    =======   =======
Basic earnings per share                                                        .300*      .330       .070      .380
Diluted earnings per share                                                      .300*      .320       .070      .370
Dividends paid per share                                                        .075*      .100       .100      .100


                                                                                              1997
                                                                            ----------------------------------------
                                                                              First     Second    Third      Fourth
                                                                             Quarter    Quarter   Quarter    Quarter
                                                                             -------    -------   -------    -------

Interest income                                                             $  10,632  $ 10,927   $ 11,050  $ 11,214
Interest expense                                                                5,516     5,772      5,865     6,006
                                                                             --------   -------   --------   -------

          Net interest income                                                   5,116     5,155      5,185     5,208
Provision for credit losses                                                        --        --         --       150
                                                                             --------   -------   --------   -------

          Net interest income after provision for credits                       5,116     5,155      5,185     5,058
Net gain on sale of investments                                                    39        84        178         8
Noninterest income                                                                304       306        371       402
Noninterest expense                                                             2,491     2,522      2,466     4,491
                                                                             --------   -------   --------   -------

          Income before income tax expense                                      2,968     3,023      3,268       977
Income tax expense                                                              1,074     1,093      1,186       447
                                                                             --------   -------   --------   -------

          Net income                                                        $   1,894   $ 1,930  $   2,082  $    530
                                                                               ======    ======    =======   ========
Basic earnings per share                                                          .43       .45        .48       .12
Diluted earnings per share                                                        .40       .42        .44       .11
Dividends paid per share                                                          .10       .12        .12       .12


*Restated to reflect two-for-one stock split paid June 5, 1996

                   Notes to Consolidated Financial Statements


Note 26 - Capital stock

On April 25, 1996, the Company's Board of Directors approved a two-for-one split of the Company's common stock in the form of a 100% stock dividend payable June 5, 1996 to stockholders of record as of May 15, 1996. A total of 2,713,832 shares of common stock was issued in connection with the split. The stated par value per share was not changed from $0.10. A total of $271,383 was reclassified from the Company's additional paid-in capital account to the Company's common stock account. Appropriate share and per-share amounts have been restated to retroactively reflect the stock split.